INSURANCE MANAGEMENT AND
                           ADVISORY SERVICES AGREEMENT
                                     BETWEEN
                      AON INSURANCE MANAGERS (BARBADOS) LTD
                                       AND
                         INTEGON RE (BARBADOS), LIMITED

THIS INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT made the 13th day of March, 2000.

BETWEEN AON INSURANCE MANAGERS (BARBADOS) LTD. a body corporate having its Principal Office at One Financial Place, Collymore Rock, St. Michael, in the Island of Barbados (hereinafter referred to as "the Manager").

                                OF THE FIRST PART

AND INTEGON RE (BARBADOS), LIMITED a body corporate having its Principal Office at The Financial Services Centre, Bishop's Court Hill, St. Michael, in the Island of Barbados (hereinafter referred to as "the Company")

                               OF THE SECOND PART

WHEREAS, the Company is based in Barbados and from such country engages in the business of reinsurance and desires certain management, financial, administrative and advisory services to assist it in the accomplishment of such business; and

WHEREAS, at its offices in Barbados, the Manager maintains a staff of professional insurance and financial executives and administrative and clerical personnel experienced in providing such services and

WHEREAS, the Company and the Manager are desirous of entering into an agreement whereby the Manager will render insurance management, financial, administrative and advisory services as required by the Company.

1.   THE  MANAGER  agrees  and  covenants  with the  COMPANY  to  undertake  and discharge the following obligations, subject at all times to the directions, limitations, approval or general supervision of the Company, the Board of Directors or such other officials of the Company as the Board of Directors may designate:-

     (a)  Authority to Underwrite

          On the authorisation of the Company to underwrite and accept on behalf of the Company or decline such reinsurance business as may be offered to the Company from time to time.




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     (b)  Authority to Execute Underwriting Documents

          On the authorisation of the Company to sign and issue in the name of the Company policies and contracts of reinsurance together with such binders and other documents as may be required in relation to the conduct of the reinsurance business of the Company.

     (c)  Authority to Act on Claims Matters

          On behalf of the Company to receive claims for losses including recoveries, and on the authorisation of the Company to arrange to have provided to the Company loss adjustment services, including arrangements for on-site adjustments, by loss adjusters, and thereafter, pay all such claims including survey investigation, legal, and other usual fees and expenses provided that such payment shall be made only out of funds provided by the Company for the purpose.

     (d)  Authority to Retrocede

          On behalf and with the authorisation of the Company to effect the reinsurance or retrocession of risks accepted on behalf of the Company by the Manager.

     (e)  Maintenance of Books & Records

          To assist in maintaining on behalf of the Company, separate from the Manager's own books and records, such books of account showing the financial condition of the Company in accordance with the Exempt Insurance (Amendment) Act 1995 and the Companies Act 1982-54, and every statutory amendment of the said Acts, and in accordance with established accounting principles applicable to the business of insurance and reinsurance and to submit each year an annual balance sheet and statement of profit and loss to The Board of Directors and the auditor of the Company. The Company, or its duly authorised representative(s) may at any reasonable time inspect the records maintained on its behalf by the Manager.

     (f)  Financial and Statutory Reporting

          To prepare and make available, upon the request of the Company's directors, interim financial statements and other reports as may reasonably be required by the Company including the preparation of all statutory and other reports as may be required by the Barbados insurance and/or other regulatory authorities, including filings with the Securities and Exchange Commission of the United States of America.

     (g)  Authority to Collect and Invest Funds

          To collect, on behalf of the Company, reinsurance premiums and all other amounts due the Company and manage and invest Company funds under the Manager's control, pending transfer of available funds to the Investment Manager, as the Board shall from time to time appoint.

     (h)  Maintenance of Staffed Office

          To maintain a properly staffed office in Barbados to enable the due performance of all duties required under this Agreement.

     (i)  General Authority

          Generally to do all things necessary for the management of any insurance or reinsurance business which the company is or may hereafter be authorised to undertake.

     (j)  Maintenance of Accounts and Authority to Disburse Funds

          To maintain on behalf of the Company such bank accounts as shall be necessary and to make disbursements as required to pay charges and expenses properly incurred in the operation of the Company.

     (k)  Other Professional Service Disclaimer

          It is agreed that the Manager  will not provide  legal or tax counsel,
          investment  advice,   secretarial  services  or  independent  auditing
          services under this Agreement.

     (l)  Restriction on Services

          Except as specifically authorised by the Company, during the term of this Agreement and for a period of one year after it is terminated the Manager agrees not to provide management or accounting services for any other company which, by the nature of its operations, is offering, insuring or reinsuring automobile insurance policies on a multi-state basis in the United States of America. The terms of this paragraph shall apply also to any present or future affiliate of the Manager operating in Barbados. The Manager represents that it is authorised to commit to the terms of this paragraph on behalf of such affiliates.

     (m)  Confidential Treatment of Information

          The Manager will treat as confidential all information, from any source, concerning the business of the Company (including information in all books and records referred to in paragraph 3(h), will not use any of it except for the purpose of performing this Agreement, and will not divulge any of it to any persons except (i) as may be required in regulatory filings of which the Company has prior notice, and (ii) to Manager's employees who have a need to know the information in order to perform this Agreement and who agree to be bound by the terms of this paragraph. In the event the Manager or any of its present or former employees becomes legally compelled to disclose any of the information, the Manager (or such individuals, as the case may be) will provide the Company with prompt notice, and will disclose only such portions of the information which are legally required to be disclosed. All documents containing any such information will be provided to the Company upon request, subject to the rights of the Manager under paragraph 3(h) with respect to books and records maintained by the Manager. The Company shall be entitled to specific enforcement in the event of any breach or threatened breach of this paragraph, as well as to any other remedy at law or in equity. For purposes of this paragraph, the term "Manager" shall include any present or future affiliate, wherever located, of Aon Insurance Managers (Barbados) Ltd.,which represents that it is authorised to commit to the terms of this paragraph on behalf of such affiliates. Company data shall not be disclosed to any affiliate of the Manager operating in Bermuda except on conditions satisfactory to the Company. The Manager's obligations under this paragraph shall survive termination of this Agreement.

2. The COMPANY agrees and covenants with the MANAGER to undertake and discharge the following obligations:-

     (a)  General Authority

          To provide sufficient information and instructions to enable the Manager to perform all its duties set out in this Agreement and to promptly comply with any requests by the Manager for information, instructions, or requests for approval.

     (b)  Ratification of Actions

          To review, and where appropriate, approve or ratify the performance of reasonable actions taken on behalf of the Company, and the forms of any documents and contracts arising therefrom, pursuant to the terms of this Agreement.

     (c)  Investment Disclaimer

          To  be  responsible  and  have  sole   responsibility  for  investment
          decisions, notwithstanding any advice which may be given by the Manager.

     (d)  Manager's Fees

          To pay the Manager a fee, the amount and basis of which shall be mutually agreed by the Company and the Manager and which may be revised from time to time by endorsement to this Agreement.

     (e)  Indemnification

          To indemnify and defend and keep indemnified the Manager against all costs, expenses, claims, demands and liabilities for which the Manager and its directors, officers, employees and agents may become liable and against all actions, suits, proceedings, claims or demands of any nature whatsoever which may be taken or made against the Manager or which may be incurred or which may arise directly or indirectly by reason of the provision of services under this Agreement or by reason of anything done or omitted to be done in relation thereto except as same may relate to acts of fraud, negligence, contractual breach by default and/or criminal activity by the Manager.

3. It is mutually agreed and covenanted between the MANAGER and the COMPANY that:-

     (a)  Effective Date

          This Agreement shall be effective from March 13th, 2000.

     (b)  Term

          This Agreement shall be continuous until terminated by ninety days prior written notice from one party to the other.

     (c)  Continuance of Underwriting Contracts on Termination

          Termination of this Agreement shall not be deemed to effect the termination, prior to expiration of their contract terms of any policies and binders of insurance and reinsurance effected prior to the date of termination of this Agreement.

     (d)  Contractual Liability on Termination

          Termination of this Agreement shall not relieve either party of liability for performance of any obligations imposed upon said party with respect to business entered into pursuant to this Agreement, which have not been performed at the time of termination, provided that the Manager shall be reimbursed in full for services rendered and expenses incurred subsequent to the effective date of termination under such terms and conditions as may be agreed upon by both parties to ensure the proper and timely completion of their obligations under this contract.

     (e)  Automatic Termination Clause

          Anything to the contrary in this Agreement  notwithstanding,  it shall
          be   automatically    terminated   without   notice   by   insolvency,
          receivership, bankruptcy or liquidation of either party.

     (f)  Limitations on Manager's Authority

          The Manager shall have no power to enter into any contract on behalf of Company unless specifically authorised by Company to do so.

     (g)  Professional Conduct of Manager

          All services performed by the Manager under this Agreement shall be performed in a manner consistent with that level of care and skill ordinarily exercised by professionals providing such services in the insurance industry. However, the Manager and its directors, officers, employees and agents (including any person provided by the Manager to the Company to serve as an officer and/or Director of the Company) shall not be liable to the Company for any acts and/or omissions in the conduct of their duties hereunder, except as same may constitute fraud, negligence, contractual breach by default and/or criminal activity.

     (h)  Ownership of Books and Records

          All books and records of the Company shall remain the property of the Company and shall be delivered promptly to the Company, or its designee following any termination of this Agreement; provided always that the Manager shall have the right to maintain copies of such books and records maintained by it and shall have the right at any time within six years after any termination of this Agreement to inspect such books and records and to make copies thereof or extracts therefrom.

     (i)  Development System Software

          The Company and the Manager agree that in the event of termination of this Agreement the Company shall have the right to continued use of the development system software. The Company shall be responsible for the provision of operating system software and appropriate hardware for the purposes of operating the development systems software. In consideration for the provision of the development system software and such related user manuals as may be available at the time of acquisition the Company shall pay to the Manager an amount equal to 10% of fees paid to the Manager during the 24 months prior to the termination date under this contract provided that such amount shall not be less than US$40,000. Ownership of, title to and all rights in and to the Programs and the Documentation including copyright and any other proprietary right, shall at times remain with the manager, except that, enhancements made and used solely for the Company, shall become proprietary to the Company, and shall not be used by the Manager relative to any other client without the prior consent of the Company. Except for proprietary enhancements, the Company agrees not to market, distribute or otherwise allow access to the operating software, other than its support staff or technology support vendor.

     (j)  Assignment of Agreement

          This Agreement shall inure to the benefit of, and be binding upon the parties hereto and shall not be assignable by either party without the prior written consent of the other.

     (k)  Governing Law

          This Agreement shall be governed and construed under the laws of Barbados and the parties hereby agree to submit to the non-exclusive jurisdiction of the Courts of Barbados.

     (l)  Execution of Agreement

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (m)  Professional Indemnity Insurance

          The Manager shall at all times during the term of this Agreement maintain:

          (i) An errors and omissions insurance policy issued by an insurer reasonably acceptable to Company in an amount not less than U.S.$5,000,000; and

          (ii) A fidelity bond, issued by a company reasonably acceptable to Company, providing coverage for all officers and other employees of the Manager and its affiliates (including "money and securities" coverage) in an amount not less than U.S.$1,000,000.

     (n)  Manager's Indemnification

          The Manager agrees to hold harmless and indemnify the Company for losses arising out of fraud, negligence reckless conduct or criminal activity of its employees and affiliates' employees in performing services on behalf of Company under this Agreement.

     (o)  Arbitration

          (i) It is the intention of the Company and the Manager that the customs and practices of the insurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the Company and the Manager cannot mutually resolve any dispute that arises out of or relates to this Agreement, whether such dispute arises before or after termination of this Agreement, the disputes shall be decided through arbitration.

          (ii) This Agreement and the performance of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of Barbados. The arbitrators shall consider this Agreement as an honourable engagement rather than as a mere legal obligation and they shall reach their decision from the standpoint of equity and the customs and practices of the insurance industry rather than solely from the standpoint of a strict interpretation of the applicable substantive and procedural law.

          (iii)In initiating arbitration, either the Company or the Manager shall notify the other in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) working days of its receipt. At that time, the party also shall assert any dispute it may have that arises out of or relates to this Agreement.

          (iv) The arbitration hearing shall be befor a panel of three (3) arbitrators, each of who must be a present or former officer of a property, casualty insurance company, other than the Company or the Manager or either's affiliates. The Company and the Manager shall each appoint one arbitrator by written notification to the other within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. These two (2) arbitrators shall then select the third arbitrator within fourteen (14) days after their selection. Should either the Company or the Manager fail to appoint an arbitrator, or should the two (2) arbitrators be unable to agree upon the choice of a third arbitrator, such appointment shall be left to the then current President of the Barbados Bar Association. Once selected, the arbitrators are to decide all substantive and procedural issues involved by a majority of votes.

          (v) The arbitration hearing shall be held on the date fixed by the arbitrators in the city of Bridgetown, Barbados, unless some other location is mutually agreed on by the parties. In no event shall this date be later than three (3) months after the appointment of the third arbitrator. The arbitrators shall establish pre-arbitration procedures as warranted by the facts and issues of the particular case. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written award, from which there shall be no appeal and which any court having jurisdiction of the subject matter and the parties may reduce to judgement.

          (vi) In their award, the arbitrators shall apportion the costs of arbitration including, but not limited to, their own fees and expenses, as they deem appropriate.




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     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their officers or agents thereunto truly authorised as of the day and year first here and before written.

Signed On Behalf of:

AON INSURANCE MANAGERS (BARBADOS) LTD.

By:     /s/ Ronald W. Jones           By:     /s/ Philip Stamp
        ------------------                    ------------------
        Ronald W. Jones                       Philip Stamp

Title:  Managing Director             Title:  Chief Executive Officer,
        ------------------                    Captive Management Services
                                              ---------------------------

Date:   March 24, 2000                Date:   March 27, 2000
        ------------------                    ------------------

Signed on Behalf of:

INTEGON RE (BARBADOS), LIMITED

By:     /s/ Peter R. P. Evelyn
        ----------------------
        Peter R. P. Evelyn

Title:  Director
        ----------------

Date:   March 24, 2000
        ----------------

               INSURANCE MANAGEMENT & ADVISORY SERVICES AGREEMENT

                                     BETWEEN

                     AON INSURANCE MANAGERS (BARBADOS) LTD.

                                       AND

                         INTEGON RE (BARBADOS), LIMITED

                                ENDORSEMENT NO: 1

                             Reference Section 2 (d)

ROUTINE OPERATIONS

Effective April 1, 2000 the fee payable to the Manager for services provided under the contract in relation to day to day operations considered to be in the normal course of business will comprise a fixed and variable component payable monthly in arrears excluding reimbursable out-of-pocket expenses.

Fixed Fee           US$70,000 per annum or US$5,833.33 per month.

Variable Fee        US$530 per  annum/(US$44.17  per month) for each  issued and outstanding series of Participating Stock.

The fees outlined above will cover all normal day to day activities and reporting requirements of the Company as follows:

(1) Quarterly financial & SEC reporting including production and distribution of Shareholder Statements.

(2) Annual financial and SEC reporting including production and distribution of Shareholder Statements, preparation and distribution of IRS Form 5471 income tax returns and preparation of audit file providing assistance to auditors in the performance of their duties.

(3)  Co-ordination   and  preparation  of  material  relevant  to  th  efficient operation and execution of the Company's AGM and Board of Directors meetings held in conjunction therewith, and attendance at such meetings.

(4) Execution of such documents as may be required to be filed by the Company in relation to SEC and State filing compliance.

(5)  Preparation and distribution of annual dividend cheques.

(6) Generally reporting to all enquiries for information and/or reports relevant to the above.

SPECIAL PROJECTS

With respect to special projects, defined as projects which are typically non-recurring and not in the normal course of day to day operations (e.g. defining, programming and testing of changes to shareholder statements; Board or Shareholder meetings not forming part of the annual meetings; work related to review and/or changes in outside service providers; work related to changes in MIC cession information, etc.) then the Company and the Manager will act in good faith to determine an appropriate budget and/or fee relative to such projects which shall be approved by the Company prior to commencement of work by the Manager.

For the purposes of calculating fees relative to special projects the following hourly charge out rates will apply.

            Managing Director / Vice-President                  US$150
            Account Executives                                  US$125
            Senior Administrative Staff                         US$ 80
            Secretarial / Support Staff                         US$ 45

Reimbursable out-of-pocket expenses will include all costs such as telephone, facsimile, postage, printing, stationery, travel and any other such expenses incurred by the Manager on behalf of the Company as may be agreed with the company from time to time.

Signed On Behalf of:

AON INSURANCE MANAGERS (BARBADOS) LTD.

By:     /s/ Ronald W. Jones           By:     /s/ Philip Stamp
        ------------------                    ------------------
        Ronald W. Jones                       Philip Stamp

Title:  Managing Director             Title:  Chief Executive Officer,
        ------------------                    Captive Management Services
                                              ---------------------------

Date:   March 24, 2000                Date:   March 27, 2000
        ------------------                    ------------------

Signed on Behalf of:

INTEGON RE (BARBADOS), LIMITED

By:     /s/ Peter R. P. Evelyn
        ----------------------
        Peter R. P. Evelyn

Title:  Director
        ----------------

Date:   March 24, 2000
        ----------------